                                                                    EXHIBIT 12.2
                     PRIME RETAIL, INC. AND THE PREDECESSOR

          EXHIBIT 12.2: COMPUTATION OF RATIO OF FUNDS FROM OPERATIONS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

              (AMOUNTS IN THOUSANDS, EXCEPT FOR RATIO INFORMATION)

                                                                    PRIME RETAIL, INC.
                                                      -----------------------------------------------
                                                         AS ADJUSTED                                   THE PREDECESSOR
                                                                                                       ---------------
                                                                                          HISTORICAL
                                                      -----------------  ---------------------------------------------
                                                      60.0% CONVERSION                   PERIOD FROM     PERIOD FROM
                                                         YEAR ENDED       YEAR ENDED    MARCH 22, TO    JANUARY 1, TO
                                                        DECEMBER 31,     DECEMBER 31,   DECEMBER 31,      MARCH 21,
                                                            1995             1995           1994            1994
                                                      -----------------  -------------  -------------  ---------------
Funds from operations...............................      $  36,112        $  33,133      $  24,762       $     834
Interest incurred...................................         17,982           21,061          8,109           2,585
Amortization of capitalized interest................            217              217            150              42
Amortization of debt issuance costs.................          3,281            3,281          2,154             695
Amortization of interest rate protection
 contracts..........................................          1,276            1,276            797              --
Less interest earned on interest rate protection
 contracts..........................................           (721)            (721)          (224)             --
Less capitalized interest...........................         (2,602)          (2,602)        (1,121)             --
                                                            -------      -------------  -------------        ------
  Funds from Operations, adjusted...................         55,545           55,645         34,627           4,156
                                                            -------      -------------  -------------        ------
Interest incurred...................................         17,982           21,061          8,109           2,585
Amortization of debt issuance costs.................          3,281            3,281          2,154             695
Amortization of interest rate protection
 contracts..........................................          1,276            1,276            797              --
Preferred stock dividends...........................         12,000           20,944         16,290              --
                                                            -------      -------------  -------------        ------
  Combined Fixed Charges and Preferred Stock
   Dividends........................................         34,539           46,562         27,350           3,280
                                                            -------      -------------  -------------        ------
Excess of Combined Fixed Charges and Preferred Stock
 Dividends over Funds from Operations...............      $      --        $      --      $      --       $      --
                                                            -------      -------------  -------------        ------
                                                            -------      -------------  -------------        ------
Ratio of Funds from Operations to Combined Fixed
 Charges and Preferred Stock Dividends..............          1.61x            1.20x          1.27x           1.27x
                                                            -------      -------------  -------------        ------
                                                            -------      -------------  -------------        ------


                                                       YEAR ENDED      YEAR ENDED      YEAR ENDED
                                                      DECEMBER 31,    DECEMBER 31,    DECEMBER 31,
                                                          1993            1992            1991
                                                      -------------  ---------------  -------------
Funds from operations...............................    $   4,887       $    (436)      $  (1,043)
Interest incurred...................................        9,277           9,373           8,130
Amortization of capitalized interest................          161             130              78
Amortization of debt issuance costs.................          362             192              47
Amortization of interest rate protection
 contracts..........................................           --              --              --
Less interest earned on interest rate protection
 contracts..........................................           --              --              --
Less capitalized interest...........................         (711)           (573)         (2,829)
                                                      -------------        ------     -------------
  Funds from Operations, adjusted...................       13,976           8,686           4,383
                                                      -------------        ------     -------------
Interest incurred...................................        9,277           9,373           8,130
Amortization of debt issuance costs.................          362             192              47
Amortization of interest rate protection
 contracts..........................................           --              --              --
Preferred stock dividends...........................           --              --              --
                                                      -------------        ------     -------------
  Combined Fixed Charges and Preferred Stock
   Dividends........................................        9,639           9,565           8,177
                                                      -------------        ------     -------------
Excess of Combined Fixed Charges and Preferred Stock
 Dividends over Funds from Operations...............    $      --       $    (879)      $  (3,794)
                                                      -------------        ------     -------------
                                                      -------------        ------     -------------
Ratio of Funds from Operations to Combined Fixed
 Charges and Preferred Stock Dividends..............        1.45x              --              --
                                                      -------------        ------     -------------
                                                      -------------        ------     -------------

                                                                    EXHIBIT 12.2
                               PRIME RETAIL, INC.

          EXHIBIT 12.2: COMPUTATION OF RATIO OF FUNDS FROM OPERATIONS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

              (AMOUNTS IN THOUSANDS, EXCEPT FOR RATIO INFORMATION)


                                                                             AS ADJUSTED           HISTORICAL
                                                                         -------------------  --------------------
                                                                         THREE MONTHS ENDED    THREE MONTHS ENDED
                                                                           MARCH 31, 1996          MARCH 31,
                                                                         -------------------  --------------------
                                                                           60% CONVERSION       1996       1995
                                                                         -------------------  ---------  ---------
Funds from operations..................................................       $   9,661       $   8,916  $   8,033
Interest incurred......................................................           5,466           6,236      4,484
Amortization of capitalized interest...................................              63              63         54
Amortization of debt issuance costs....................................             816             816        754
Amortization of interest rate protection contracts.....................             319             319        319
Less interest earned on interest rate protection contracts.............             (84)            (84)      (243)
Less capitalized interest..............................................            (613)           (613)      (581)
                                                                                 ------       ---------  ---------
  Funds from Operations, adjusted......................................          15,628          15,653     12,820
                                                                                 ------       ---------  ---------
Interest incurred......................................................           5,466           6,236      4,484
Amortization of debt issuance costs....................................             816             816        754
Amortization of interest rate protection contracts.....................             319             319        319
Preferred stock distributions and dividends............................           3,000           5,236      5,236
                                                                                 ------       ---------  ---------
  Combined Fixed Charges and Preferred Stock Distributions and
   Dividends...........................................................           9,601          12,607     10,793
                                                                                 ------       ---------  ---------
Excess of Combined Fixed Charges and Preferred Stock Distributions and
 Dividends over Funds from Operations..................................       $      --       $      --  $      --
                                                                                 ------       ---------  ---------
                                                                                 ------       ---------  ---------
Ratio of Funds from Operations to Combined Fixed Charges and Preferred
 Stock Distributions and Dividends.....................................           1.63x           1.24x      1.19x
                                                                                 ------       ---------  ---------
                                                                                 ------       ---------  ---------